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                    [LETTERHEAD OF CONYERS DILL & PEARMAN]



                                                        Exhibit 2(n)(iii)



BY HAND
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Peak International Limited
Units 4, 5 and 7, 37/F Wharf Cable Tower
9 Hoi Shing Road
Tsuen Wan, New Territories
Hong Kong

Attn: Mr. Jerry Mo
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13th May, 1998

Dear Sirs,

Peak International Limited - Registration Statement - Consent
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We refer to the registration statement on Form N-2 of Peak TrENDS Trust dated
13th May, 1998 (Securities Act Registration No. 333-49535 and Investment Company Act File No. 811-08735), as amended (the "Registration Statement").

We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the use of our name under the caption "Enforcement of Civil Liabilities" in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

Yours faithfully,



/s/ CONYERS DILL & PEARMAN